Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, March 1, 2023 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2022. The Company reported net loss attributable to common stockholders of $35.8 million, or $0.09 per diluted common share, for the quarter ended December 31, 2022. Normalized FFO for the three months ended December 31, 2022 totaled $159.8 million, or $0.42 per diluted common share.
Salient quarterly highlights include:
•Normalized FFO per share totaled $0.42.
•Same store cash NOI, including the Company's share of joint ventures, for the fourth quarter increased 2.8% over the prior year. For the trailing twelve months ended December 31, 2022, same store cash NOI, including the Company's share of joint ventures, grew 2.6%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.81%
◦Future annual contractual increases of 2.9% for leases commencing in the quarter excluding one lease with no escalators to facilitate a multi-year build out period.
◦Weighted average cash leasing spreads of 3.5% on 623,000 square feet renewed:
▪7% (<0% spread)
▪13% (0-3%)
▪66% (3-4%)
▪14% (>4%)
◦Tenant retention of 75.7%
◦Year-over-year occupancy increased 169,000 square feet, or 50 basis points, to 89.3%. Sequential occupancy increased 59,000 square feet, or 20 basis points.
•Portfolio leasing activity in the fourth quarter totaled 1,113,000 square feet related to 336 leases:
◦671,000 square feet of renewals
◦442,000 square feet of new and expansion lease
•The Company's fourth quarter G&A expense of $14.4 million compares to normalized combined second quarter G&A of $23.1 million. This $35 million annualized reduction of G&A achieves the targeted $33-$36 million of synergies expected from the merger. Further G&A synergies are expected to be more than offset by normal G&A growth.
•In 2022, the Company closed on joint ventures and asset sale transactions totaling $1.25 billion at a weighted average cap rate of 4.8%.
•Since year end, the Company closed on additional asset sales of $112.8 million. These sales bring the cumulative net proceeds since the merger closing in July 2022 to $1.125 billion. These proceeds fully complete the funding of the merger-related special dividend that was paid in July 2022.

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•In the fourth quarter, the Company acquired interests in four medical office buildings totaling 76,000 square feet for $26.4 million at a 6.5% cap rate. The properties are all located in existing markets and expand clusters in high growth markets, including Austin, Denver, Houston and Jacksonville.
•In the fourth quarter, the Company entered into new interest rate swaps totaling $550 million. In January 2023, $300 million of interest rate swaps expired. In February 2023, $50 million of new swaps were initiated bringing proforma fixed rate debt to approximately 85% of total debt.
•Net debt to adjusted EBITDA on a proforma run-rate basis was 6.4 times at the end of the quarter. For a reconciliation to expected run-rate amounts, see the section below.
•A dividend of $0.31 per share will be paid on March 21, 2023 to stockholders of record on March 7, 2023.

The following table provides a reconciliation of the current quarter full proforma normalized FFO, FAD and Adjusted EBITDA to an expected quarterly run-rate. The expected run-rates do not adjust for future changes in interest rates, portfolio NOI growth, or external investment activity. The expected run-rates also do not include any dispositions beyond those expected to repay the $1.125 billion asset sale term loan.

	NORMALIZED FFO	FAD	ADJUSTED EBITDA	NET DEBT
Q4 2022	$159,801	$109,397	$214,909	$5,607,661
Q4 NOI acquisition/disposition timing impact [1,2]	(2,255)	(1,704)	—	—
NOI adjustment for January 2023 asset sales [1]	(1,801)	(1,761)	(1,801)	(112,460)
Q4 asset sale term loan interest paid	3,280	3,280	—	—
Normalized maintenance capex adjustment [3]	—	10,403	—	—
Adjusted run-rate	$159,025	$119,615	$213,108	$5,495,201
Per share	$0.41	$0.31
Net debt to adjusted EBITDA				6.4x
FFO wtd avg common shares outstanding - diluted	383,228	383,228

1FFO and EBITDA includes the impact of straight-line rent.
2Adjustments to reflect quarterly NOI/EBITDA from properties acquired or disposed of in the quarter.
3Quarterly maintenance capex as a percentage of NOI was 22%. Full year maintenance cap ex was 17.1% on a combined company basis. Adjustment reflects a reduction to maintenance capex to be consistent with full year 2022.

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PROFORMA MAINTENANCE CAPITAL EXPENDITURES FUNDING
	2022 PROFORMA	4Q 2022	PROFORMA 3Q 2022	COMBINED COMPANY 2Q 2022	COMBINED COMPANY 1Q 2022
2nd generation TI	$54,309	$13,523	$11,763	$13,635	$15,388
Leasing commissions paid	31,992	7,404	8,739	7,251	8,598
Capital expenditures	64,011	25,669	17,461	11,726	9,155
	$150,312	$46,596	$37,963	$32,612	$33,141
% of Cash NOI
2nd generation TI	6.2%	6.4%	5.5%	6.0%	6.9%
Leasing commissions paid	3.6%	3.5%	4.1%	3.2%	3.9%
Capital expenditures	7.3%	12.1%	8.1%	5.2%	4.1%
	17.1%	22.0%	17.7%	14.4%	14.9%

FAD	$505,271
2022 Average of quarterly wtd average common shares outstanding - diluted	383,592
2022 Dividend per share	$1.24
Proforma dividends	$475,654
Proforma Payout Ratio	94.1%

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2022, the Company was invested in over 700 real estate properties totaling more than 40 million square feet and provided leasing and property management services to over 35 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2022 Annual Report on Form 10-K and in its other filings with the SEC.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	Post-merger		Pre-merger Combined
	4Q 2022	3Q 2022	2Q 2022
Real estate properties
Land	$1,439,798	$1,449,550	$1,104,700
Buildings and improvements	11,332,037	11,439,797	11,447,844
Lease intangibles	959,998	968,914	382,738
Personal property	11,907	11,680	11,799
Investment in financing receivables, net	120,236	118,919	118,446
Financing lease right-of-use assets	83,824	79,950	71,632
Construction in progress	35,560	43,148	31,980
Land held for development	74,265	73,321	22,952
Total real estate investments	14,057,625	14,185,279	13,192,091
Less accumulated depreciation and amortization	(1,645,271)	(1,468,736)	(3,102,055)
Total real estate investments, net	12,412,354	12,716,543	10,090,036
Cash and cash equivalents	60,961	57,583	64,026
Restricted cash	—	—	4,559
Assets held for sale, net	18,893	185,074	—
Operating lease right-of-use assets	336,983	321,365	353,807
Investments in unconsolidated joint ventures	327,248	327,752	272,851
Other assets, net and goodwill	693,192	587,126	578,948
Total assets	$13,849,631	$14,195,443	$11,364,227

LIABILITIES AND STOCKHOLDERS' EQUITY
	Post-merger		Pre-merger Combined
	4Q 2022	3Q 2022	2Q 2022
Liabilities
Notes and bonds payable	$5,351,827	$5,570,139	$5,158,398
Accounts payable and accrued liabilities	244,033	231,018	255,883
Liabilities of properties held for sale	437	10,644	—
Operating lease liabilities	279,895	268,840	291,739
Financing lease liabilities	72,939	72,378	62,195
Other liabilities	218,668	203,398	176,844
Total liabilities	6,167,799	6,356,417	5,945,059

Redeemable non-controlling interests	2,014	—	—

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,806	3,806	3,807
Additional paid-in capital	9,587,637	9,586,556	9,185,292
Accumulated other comprehensive income/(loss)	2,140	5,524	4,536
Cumulative net income attributable to common stockholders	1,307,055	1,342,819	1,314,515
Cumulative dividends [1]	(3,329,562)	(3,211,492)	(5,171,621)
Total stockholders' equity	7,571,076	7,727,213	5,336,529
Non-controlling interest	108,742	111,813	82,639
Total Equity	7,679,818	7,839,026	5,419,168
Total liabilities and stockholders' equity	$13,849,631	$14,195,443	$11,364,227

1Includes Legacy HTA's cumulative dividends in excess of earnings.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

		3Q 2022		2Q 2022
	4Q 2022	PROFORMA FULL QUARTER	AS REPORTED	PRE-MERGER COMBINED
Revenues
Rental income	$329,399	$344,251	$298,931	$338,916
Interest income	4,227	3,750	3,366	1,957
Other operating	4,436	4,057	4,057	4,587
	338,062	352,058	306,354	345,460
Expenses
Property operating	117,009	127,172	112,473	120,383
General and administrative	14,417	18,956	16,741	24,783
Acquisition and pursuit costs [2]	92	482	482	1,449
Merger-related costs	10,777	79,402	79,402	12,192
Depreciation and amortization	185,275	186,643	158,117	130,782
	327,570	412,655	367,215	289,589
Other income (expense)
Interest expense before merger-related fair value	($52,464)	($48,547)	($43,775)	($40,303)
Merger-related fair value adjustment	(11,979)	(11,844)	(9,269)	—
Interest expense	(64,443)	(60,391)	(53,044)	(40,303)
Gain on sales of real estate properties	73,083	143,908	143,908	8,496
Gain (loss) on extinguishment of debt	119	(1,091)	(1,091)	(3,615)
Impairment of real estate assets	(54,452)	—	—	—
Equity gain (loss) from unconsolidated joint ventures	89	(124)	(124)	94
Interest and other income (expense), net	(1,168)	(172)	(172)	9
	(46,772)	82,130	89,477	(35,319)
Net (loss) income	$(36,280)	$21,533	$28,616	$20,552
Net loss (income) attributable to non-controlling interests	516	(316)	(312)	(254)
Net (loss) income attributable to common stockholders	$(35,764)	$21,217	$28,304	$20,298

G&A SYNERGIES
	QUARTERLY	ANNUALIZED
Q2 combined normalized	$23,083	$92,332
Q4 2022	14,417	57,668
Synergies realized	(8,666)	(34,664)

1On July 20, 2022, Legacy HR and Legacy HTA closed the merger of the two companies, in which Legacy HR was the acquirer under GAAP. Accordingly, the historic financial statements of the combined company are those of Legacy HR. Unless otherwise noted, third quarter data is for the combined company, whether on an actual or pro forma basis.
2Includes third party and travel costs related to the pursuit of acquisitions and developments.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

		3Q 2022 [6]		2Q 2022
	4Q 2022	PROFORMA FULL QUARTER	AS REPORTED	COMBINED
Net (loss) income attributable to common stockholders	$(35,764)	$21,217	$28,304	$20,298
Gain on sales of real estate assets	(73,083)	(143,908)	(143,908)	(8,496)
Impairments of real estate assets	54,452	—	—	—
Real estate depreciation and amortization	186,658	188,131	159,643	131,778
Non-controlling (loss) income from partnership units	(382)	316	377	254
Unconsolidated JV depreciation and amortization	4,020	3,526	3,526	3,295
FFO	$135,901	$69,282	$47,942	$147,129
Acquisition and pursuit costs [4]	92	482	482	1,449
Merger-related costs	10,777	79,402	79,402	12,192
Lease intangible amortization	137	127	(2)	815
Non-routine legal costs/forfeited earnest money received [5]	194	346	346	1,842
Debt financing costs	625	1,091	1,091	4,716
Merger-related fair value adjustment [6]	11,979	11,844	9,269	—
Unconsolidated JV normalizing items [7]	96	154	154	83
Normalized FFO	$159,801	$162,728	$138,684	$168,226
Non-real estate depreciation and amortization	624	577	577	1,780
Non-cash interest amortization [8]	2,284	1,869	1,387	747
Provision for bad debt, net	(100)	457	457	16
Straight-line rent income, net	(9,873)	(9,908)	(7,715)	(3,743)
Stock-based compensation	3,573	3,666	3,666	5,547
Unconsolidated JV non-cash items [9]	(316)	(377)	(377)	(242)
Normalized FFO adjusted for non-cash items	155,993	159,012	136,679	172,331
2nd generation TI	(13,523)	(11,763)	(10,147)	(13,635)
Leasing commissions paid	(7,404)	(8,739)	(8,283)	(7,251)
Capital expenditures	(25,669)	(17,461)	(16,067)	(11,726)
Total maintenance capex	(46,596)	(37,963)	(34,497)	(32,612)
FAD	$109,397	$121,049	$102,182	$139,719
Quarterly dividends [10]	$118,070	$119,194	$103,174	$122,862
FFO per common share - diluted	$0.35	$0.18	$0.14	$0.38
Normalized FFO per common share - diluted	$0.42	$0.42	$0.42	$0.44
FFO wtd avg common shares outstanding - diluted [11]	383,228	384,615	332,819	383,670

1On July 20, 2022, Legacy HR and HTA closed the merger of the two companies, in which Legacy HR was the acquirer under GAAP. Accordingly, the historic financial statements of the combined company are those of Legacy HR. Unless otherwise noted, third quarter data is for the combined company, whether on an actual or pro forma basis.
2Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
3FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
4Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
5Non-routine legal costs include expenses related to two separate disputes: one with a contractor on a $61.1 million completed construction project and another with a tenant on a violation of use restrictions. Forfeited earnest money received related to a disposition that did not materialize.
6Beginning in the fourth quarter, the Company adjusted normalized FFO for the impact of the merger-related fair value debt adjustment. Prior periods were adjusted for consistency.
7Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
8Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
9Includes the Company's proportionate share of straight-line rent, net and provision for bad debt, net related to unconsolidated joint ventures.
10Quarterly dividends for the third quarter represent dividends at the current rate of $0.31 per share multiplied by the weighted average shares outstanding. Actual dividends paid in the third quarter were $72.1 million.
11The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 515,352 for the three months ended December 31, 2022. Also includes the diluted impact of 4,042,993 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures. These properties are described in additional detail in Footnote 6 to the Condensed Consolidated Financial Statements.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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